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       [LOGO]

                   INVENTORY AND EQUIPMENT SECURITY AGREEMENT
                   SUPPLEMENT TO ACCOUNTS FINANCING AGREEMENT
                               [SECURITY AGREEMENT]


Congress Financial Corporation

1133 Avenue of the Americas
-----------------------------

New York, New York 10036
-----------------------------




entlemen:

     This Inventory and Equipment Security Agreement ("Supplement") is a supplement to the Accounts Financing Agreement [Security Agreement] between us, dated of even date herewith (the "Agreement"). This Supplement is (a) hereby incorporated into the Agreement, (b) made a part thereof and (c) subject to the other terms, conditions, covenants and warranties thereof. All terms (including capitalized terms) used herein shall have the meanings ascribed to them respectively in the Agreement, unless otherwise defined in this Supplement. See Rider annexed hereto for language to be inserted after the asterisks in applicable Sections hereof.

SECTION 1. ADDITIONAL SECURITY INTEREST.

     As additional security for the prompt performance, observance and payment in full of all Obligations, we hereby grant to you a continuing security interest in, a lien upon, and a right of setoff against, and we hereby assign, transfer, pledge and set over to you the following (which is and shall be deemed part of the Collateral as defined and used in the Agreement):

     1.1. All raw materials, work in process, finished goods, and all other inventory of whatsoever kind of nature, wherever located, whether now owned or hereafter existing or acquired by us * ("Inventory"), including without limitation, all wrapping, packaging, advertising, shipping materials, and all other goods consumed in our business, all labels and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all of our right, title and interest therein and thereto;

     1.2. All equipment, machinery, computers and computer hardware, vehicles, tools, dies, jigs, furniture, trade fixtures and fixtures; all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by Borrower ("Equipment");

     1.3. All books, records, documents, other property and general intangibles at any time relating to the Inventory and the Equipment; and

     1.4. All products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.


SECTION 2.  ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

     We hereby represent, warrant and covenant to you the following (which shall survive the execution and delivery of this Supplement), the truth and accuracy of which, and compliance with, being a continuing condition of the making of loans by you under the Agreement or any other supplement thereto:

     2.1. We are and shall be, with respect to the Equipment, the owner of such Equipment free from any lien, security interest, claim and encumbrance of any kind, except in your favor and as set forth on Exhibit A if any, annexed hereto and made a part hereof.

     2.2. The only locations of any Collateral are those addresses listed on Exhibit B annexed hereto and made a part hereof. Exhibit B sets forth the owner and/or operator of the premises at such addresses for all locations which we do not own and operate and all mortgages, if any, with respect to the premises. We shall not remove any Collateral from such locations, without your prior written consent, except for sales of Inventory in the ordinary course of our business. *

     2.3. We shall at all times maintain, with financially sound and reputable insurers, casualty and hazard insurance with respect to the Collateral for not less than its full market value and against all risks to which it may be exposed. All such insurance policies shall be in such form, substance, amounts and coverage as may be * satisfactory to you and shall provide for ** days' minimum prior cancellation notice in writing to you. You may act as attorney for us in obtaining, adjusting, settling, amending and cancelling such insurance. We shall promptly (a) obtain endorsements to all existing and future insurance policies with respect to the Collateral specifying that the proceeds of such insurance shall be payable to you and us as our interests may appear and further specifying that you shall be paid regardless of any act, omission or breach of warranty by us, (b) deliver to you an original executed copy of, or executed certificate of the insurance carrier with respect to, such endorsement and, at your request, the original or a certified duplicate copy of the underlying insurance policy, and (c) deliver to you such other evidence which is satisfactory to you of compliance with the provisions hereof.

     2.4. We shall promptly notify you in writing of the details of any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or which would result in any material adverse change in our business, properties, assets, goodwill or condition, financial or otherwise.

     2.5. At your option, you may apply any insurance monies received at any time to the cost of repairs to or replacement for the Inventory and/or Equipment and/or to payment of any of the Obligations, whether or not due, in any order and in such manner as you, in your sole discretion, may determine.

     2.6. Upon your * request, at any time and from time to time, we shall, at our sole cost and expense, execute and deliver to you written reports or appraisals as to the Inventory and Equipment listing all items and categories thereof, describing the condition of same and setting forth the value thereof (the lower of cost or market value of the Inventory and the lower of net cost less depreciation, fair market value and/or liquidation value of the Equipment), in such form as is satisfactory to you.

     2.7. We shall, at our own expense, keep the Equipment in first class order, repair, running and marketable condition.

     2.8. We shall (a) use, store and maintain the Inventory and the Equipment with all reasonable care and caution, and (b) use the Inventory and Equipment for lawful purposes only and in conformity * with applicable laws, ordinances and regulations.

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     2.9.  All Inventory shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all * rules, regulations and orders related thereto.

     2.10. The Inventory and the Equipment are and shall be used in our business and not for personal, family, household or farming use.

     2.11. The Equipment is now and shall remain personal property and we shall not permit any of the Equipment to be or become a part of or affixed to real property without (a) prior written notice to you and your written consent and (b) first making all arrangements, and delivering or causing to be delivered to you, such agreements and other documentation requested by you for the protection and preservation of your security interests and liens, in form and satisfactory to you, including, without limitation, waivers and subordination agreements by any landlords or mortgages of statutory and non-statutory liens and rights of distraint.

     2.12. We assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Inventory and the Equipment.


SECTION 3.  ADDITIONAL REMEDIES.

     Upon the occurrence of an Event of Default and at any time thereafter, you shall have the right (in addition to any other rights you may have under the Agreement, this Supplement or otherwise), without notice to us, at any time and from time to time, in your discretion, with or without judicial process or the aid or assistance of others and without cost to you:

     3.1. To enter upon any premises on or in which any of the Inventory or Equipment may be located and, without resistance or interference by us, take possession of the Inventory and the Equipment;

     3.2. To complete processing, manufacturing and repair of all or any portion of the Inventory;

     3.3. To sell, foreclose or otherwise dispose of any part or all of the Inventory and the Equipment on or in any of our premises or premises of any other party;

     3.4. To require us, at our expense, to assemble and make available to you any part or all of the Inventory and the Equipment at any place and time
* designated by you; and

     3.5. To remove any or all of the Inventory and the Equipment from any premises on or in which the same may be located, for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose (and if any of the Inventory or the Equipment consists of motor vehicles, you may use our registrations and license plates).



     IN WITNESS WHEREOF, we have caused these presents to be duly executed this 16th day of June, 1992.

                                           By: I.C. ISAACS & COMPANY, INC.

                                           By: ISBUYCO, INC., General Partner

                                               By: /s/ Robert J. Arnot
                                                  -----------------------------

                                               Title: Chairman
                                                     --------------------------

                                    RIDER
                                      TO
           INVENTORY AND EQUIPMENT SECURITY AGREEMENT SUPPLEMENT
            TO ACCOUNTS FINANCING AGREEMENT [SECURITY AGREEMENT]
                                   between
                        Congress Financial Corporation
                                     and
                           I.C. Isaacs & Company L.P.


     This Rider sets forth modifying terms to the respective indicated Sections of the Supplement corresponding to the asterisks in such Sections of the Supplement.

Section 1.1            *     which are imported by us or which are covered by
                             letters of credit issued or indemnified by you

Section 2.2            *     or sales or trade-ins of Equipment having an
                             aggregate appraised value in any calendar year, based upon the most recent appraisal thereof delivered to you, of not more than $50,000, PROVIDED, THAT, (a) any such sales shall be sold for cash and the sale proceeds shall be remitted to you for application to the Obligations, and
                             (b) any such trade-ins shall be replaced by Equipment having a cost in excess of the appraised value of the Equipment for which it was traded.

Section 2.3            *     reasonably
                      **     thirty (30)

Section 2.6            *     reasonable

Section 2.8            *     in all material aspects

Section 2.9            *     materially applicable

Section 3.4            *     reasonably


SRK42/I19

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                                   EXHIBIT A
                                 EXISTING LIENS


                                                        OUTSTANDING
A.   FINANCING STATEMENTS                               AMOUNT SECURED

DEBTOR I.C. ISAACS & COMPANY L.P.

MARYLAND--STATE DEPARTMENT


1.   5/2/88--Liber 3018, folio 1987, I.D. No.
     81237962; Secured Party: Storage                   $4,586.95/month
     Techology Corporation; Collateral:                 Balance: $101,132.00
     STC equipment lease to Isaacs.

2.   5/8/89--Liber 3132, folio 1854, I.D. No.
     91287666; Secured Party; Storage                   Same as No. A.1.
     Technology Corporation; Collateral:                above
     STC equipment leased to Isaacs.

3.   3/5/90--Liber 3220, folio 1398, I.D. No.
     100648427; Secured Party/Assignee; The             $1,261.51/month
     CIT Group; Collateral: Specific                    Balance: $10,088.00
     equipment.                                          (approx.)

4.   6/18/90--Liber 3248, folio 2282, I.D.
     No. 101698361; Secured Party/Assignee:
     The CIT Group; Collateral: Specific                Same as No. A.3.
     equipment with additional note                     above
     "Assignments of Inventory
     According to TAX PROPERTY ARTICLE #12-
     108(k)--Conditional Sales Contract."

MASSACHUSETTS--SECRETARY OF STATE

1.   2/16/90--File No. 938546; Secured                  Same as No. A.3.
     Party/Assignee: The CIT Group;                     above
     Collateral: Specific equipment.

MASSACHUSETTS--CITY OF BOSTON

1.   2/15/90--File No. 343185; Secured
     Party/Assignee: The CIT Group;                     Same as No. A.3.
     Collateral: Specific Equipment.                    above


B.   Judgements

I.C. ISAACS & COMPANY L.P.

New York County--State tax lien dated October 21, 1991 in the amount of
$6,370.68

SRK42a/I117/prf

                                      -2-

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                                  EXHIBIT B TO
              INVENTORY AND EQUIPMENT SECURITY AGREEMENT SUPPLEMENT
                             LOCATIONS OF COLLATERAL
                             -----------------------

 1.  I.C. Isaacs & Company, L.P.
     3840 Bank Street
     Baltimore, MD 21224

 2.  Sussex Co.
     McColley & S.E. 4th Street
     Milford, DE 19963

 3.  Lord Isaacs Factory Outlet
     678A North Dupont Highway
     Milford, Delaware 19963

 4.  Newton Co.
     300 North Newton Avenue
     Newton, MS 39345

 5.  Carthage Co.
     511 East Franklin Street
     Carthage, MS 39051

 6.  Raleigh Co.
     Highway 18 West
     Box 278
     Raleigh, MS 39153

 7.  1410 Broadway
     New York, NY 10018

 8.  Empire State Building
     New York, NY 10118

 9.  Atlanta Apparel Mart
     240 Peachtree Street, N.W.
     Suite 2200
     Atlanta, GA 30043

10.  Bayside Mdse. Mart
     150-160 Mt. Vernon Street
     Boston, MA 02125

11.  California Mart
     110 East Ninth Street
     Suite A727
     Los Angeles, CA 90079

12.  Miami International Mdse. Mart
     777 N.W. 72nd Avenue
     Miami, FL 33126

13.  Dallas Market Center
     2100 Stemmons Freeway
     Dallas, Texas 75207


351.Z00999A:06/11/92
12898-8